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                                 EXHIBIT 99.1
           LETTER FROM KPMG PEAT MARWICK LLP DATED DECEMBER 28, 1998
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                 [LETTERHEAD OF PEAT MARWICK LLP APPEARS HERE]



December 28, 1998


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for TurboChef Technologies, Inc. and, under the date of January 30, 1998, except as to note 13, which was as of March 4, 1998, we reported on the financial statements of TurboChef Technologies, Inc. as of and for the years ended December 31, 1997 and 1996. On December 21, 1998, we resigned. We have read TurboChef Technologies, Inc.'s statements included under item 4 of its Form 8-K dated December 23, 1998, and we agree with such statements except that we are not in a position to agree or disagree with TurboChef Technologies, Inc.'s statements that the change was recommended by the audit committee of the board of directors or that the board of directors approved the appointment of Arthur Anderson LLP as independent public accountants.


Very truly yours,


/s/ KPMG Peat Marwick LLP